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                                                          EXHIBIT 4(d)

                        ENDORSEMENT

FORM VA-95 OR VA-95 IN - Variable Annuity Policy

This policy is hereby modified as follows:

PAGE 3A, VARIABLE ACCOUNT OPTIONS/PORTFOLIO FUND:
Under Variable Account Options, "GOLD AND NATURAL RESOURCE" is changed to "WORLDWIDE HARD ASSETS".
Under Portfolio Fund In Which Variable Account Invests, "VAN ECK GOLD AND NATURAL RESOURCE FUND" is changed to "VAN ECK WORLDWIDE HARD ASSETS FUND".

PAGE 4, DEFINITIONS:
The definition of "Contingent Owner" is deleted in its entirety.

PAGE 5, DEFINITIONS:
The definition of "Eligible Variable Account" is deleted in its entirety and replaced with the following.
"Eligible Variable Account - Currently all Variable Accounts except the Van Eck Worldwide Hard Assets Fund. (See "Maturity Benefit.")"
The definition of "Eligible Premium Payment" is added to the list of definitions following "Dollar Cost Averaging".
"Eligible Premium Payment - That part of a Premium Payment that the Owner initially allocated to a particular Eligible Variable Account at the time of payment, provided payment was made at least ten (10) years prior to the Maturity Benefit Date. (See "Maturity Benefit.")"
The definition of Maturity Benefit is deleted in its entirety and replaced with the following.
"MATURITY BENEFIT - If the Contract is in the accumulation phase on the Maturity Benefit Date, the Maturity Benefit for a particular Eligible Variable Account is equal to:

     (a) the sum of the Eligible Premium Payments for that particular Eligible Variable Account; minus
     (b) a percentage of any transfer or withdrawal from that Eligible Variable Account; and minus
     (c) the value of that Eligible Variable Account on the Maturity Benefit Date. (See "Maturity Benefit. ")"

PAGE 6, PREMIUMS:
The Allocation of Premiums provision is modified to delete the following sentence. "You may have up to 10 different accounts at any time."

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PAGE 7, TRANSFERS OF CONTRACT VALUES:
The first sentence of the second paragraph in the provision is deleted in its entirety and replaced with the following.
"While this Contract is in force prior to the Annuity Commencement Date, You may transfer up to 20% of the Fixed Account Value as determined at the beginning of the Contract Year from the Fixed Account to one or more of the Variable Accounts in any Contract Year. "

PAGE 8, TRANSFERS OF CONTRACT VALUES PROVISION:
The fourth paragraph of the provision is deleted in its entirety and replaced with the following.
"If the Owner transfers Contract Value from an Eligible Variable Account, the transfer will reduce the amount of the Eligible Premium Payments on which the Maturity Benefit is based. "


PAGE 8, DOLLAR COST AVERAGING PROVISION:
The provision is deleted in its entirety and replaced with the following. "Before the Annuity Commencement Date, You may elect to have an amount You specify automatically transferred from one or more Variable Accounts or the Fixed Account to any other Variable Accounts. Dollar Cost Averaging transfers will be made on a monthly or quarterly basis. The amount transferred must be at least $100. There is no charge for Dollar Cost Averaging transfers. Dollar Cost Averaging from an Eligible Variable Account will reduce the amount of the Eligible Premium Payments on which the Maturity Benefit is based. (See "Maturity Benefit.")


PAGE 8, AUTOMATIC ACCOUNT BALANCING PROVISION:
The provision is deleted in its entirety and replaced with the following. "Before the Annuity Commencement Date, You may elect Automatic Account Balancing. If You select this option, on the first Valuation Day of a calendar month or quarter, We will automatically balance Your Contract Value to match Your premium allocation percentages. There is no charge for Automatic Account Balancing. Automatic Account Balancing from an Eligible Variable Account will reduce the amount of the Eligible Premium Payments on which the Maturity Benefit is based. (See "Maturity Benefit.")"

PAGE 10, PARTIAL WITHDRAWALS PROVISION:
The following sentence is added following the third paragraph of the existing provision.
"If the Owner withdraws Contract Value from an Eligible Variable Account, the withdrawal will reduce the amount of the Eligible Premium Payments on which the Maturity Benefit is based. (See "Maturity Benefit. ")"

PAGE 10, ANNUAL FREE WITHDRAWAL AMOUNT PROVISION:
The first sentence of the provision is deleted in its entirety and replaced with the following.
"The Annual Free Withdrawal Amount is equal to 10% of the Contract Value at the beginning of the Contract Year, and is not available until after the first Contract Year." The following sentence is added as the second sentence of the provision. "Withdrawals under the Systematic


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Withdrawal Program are also permitted a Free Withdrawal Amount, as determined below, during the first Contract Year."


PAGE 10, SECTION 7 - WITHDRAWAL PROVISIONS:
The following provision, "Systematic Withdrawal Program", will be added following the provision "Full Withdrawal of Contract Value".
"SYSTEMATIC WITHDRAWAL PROGRAM. The Systematic Withdrawal Program provides an automatic monthly or quarterly payment to You, the Owner, from the amounts you have accumulated in the Variable Accounts and/or the Fixed Account. The minimum amount You may withdraw is $100. To use the program, You must maintain a $1,000 balance in your Contract. You may elect to participate in the Systematic Withdrawal Program at any time before the Annuity Commencement Date by sending a Written Request to the Annuity Service Center of IL Annuity (We or Us). Once You elect the program, it remains in effect unless the balance in Your Contract drops below $1,000. You may cancel the program at any time by sending Us a Written Request or by calling Us by telephone if We have Your telephone authorization form on file.

We will assess a Withdrawal Charge on each withdrawal made during the first nine Contract Years, unless the amount You withdraw under the Systematic Withdrawal Program qualifies as a Free Withdrawal Amount. (See "Withdrawal Charge -- Free Withdrawal Amount.") Withdrawals under the Systematic Withdrawal Program are permitted an Annual Free Withdrawal Amount during the first Contract Year. We do not deduct any other charges for this program.

All Systematic Withdrawals will be paid to You on the same day each month, provided that day is a Valuation Day. If it is not, then payment will be made on the next Valuation Day. Systematic withdrawals may be taxable, subject to withholding, and subject to a 10% penalty tax. We reserve the right to discontinue offering the Systematic Withdrawal Program at any time and for any reason."

PAGE 11, SECTION 8 - OWNERSHIP PROVISIONS:
The third provision under Ownership Provisions, "Contingent Owner", is deleted in its entirety.

PAGE 11, TRANSFER OF OWNERSHIP PROVISION:
The sixth sentence of the provision, "You may also name a Contingent Owner in the same manner", is deleted in its entirety.

PAGE 12, ASSIGNMENT PROVISION:
The third sentence of the provision is deleted in its entirety and replaced with the following.
"Your rights and those of any Beneficiary will be subject to the assignment."

PAGE 12, SECTION 9 - DEATH BENEFIT PROVISIONS:
Section 9 - "Death Provisions" is deleted in its entirety and replaced with the following.
"SECTION 9 - DEATH BENEFIT PROVISIONS


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DISTRIBUTION UPON THE DEATH OF THE OWNER

If You own the Contract with another person, and one of You dies before the Annuity Commencement Date, the survivor becomes the sole Beneficiary regardless of Your designation. If there is no surviving Owner, Your named Beneficiary will become the Beneficiary upon Your death. (You may name primary and contingent beneficiaries.) If You have named two or more primary Beneficiaries, they will share equally in the death benefit (described below) unless You have specified otherwise. If there are no living primary Beneficiaries at the time of Your death, payments will be made to those contingent Beneficiaries who are living when payment of the death benefit is due. If all the Beneficiaries have predeceased You, We will pay the death benefit to Your estate. If You or a Joint Owner who is the Annuitant dies before the Annuity Commencement Date, then the provisions relating to the death of an Annuitant (described below) will govern.
If You are not the Annuitant and You die before the Annuitant and before the Annuity Commencement Date, then the following options are available to Your
Beneficiary:

     (1) If such Beneficiary is the spouse of the deceased Owner, the spouse may continue the Contract as the new Owner.

     (2)  If such Beneficiary is not the spouse of the deceased Owner:

          (a) such Beneficiary may elect to receive the Contract Value, LESS any premium taxes not yet deducted, in a single sum within 5 years of the deceased Owner's death; or

          (b) such Beneficiary may elect to receive the Contract Value paid out under one of the approved payout plans, provided that distributions begin within one year of the deceased Owner's death and the distribution period under the payout plan is for the life of, or for a period not exceeding the life expectancy of, the Beneficiary.

     If such Beneficiary does not elect one of the above options, We will pay the Contract Value, LESS any premium taxes not yet deducted, within five years from the date of the deceased owner's death.

Under any of the distribution options in this section, "Distribution Upon the Death of the Owner," the Beneficiary may exercise all ownership rights and privileges from the date of the deceased Owner's death until the date that the Contract Value is paid. Similar rules apply to Qualified Contracts. The above distribution requirements will apply only upon the death of the first Joint Owner.

DISTRIBUTION UPON THE DEATH OF THE ANNUITANT

If the Annuitant (including an Owner who is the Annuitant) dies before the Annuity


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Commencement Date, We will pay the Death Benefit described below in "Death
Benefits Before the Annuity Commencement Date" in a lump sum to Your named Beneficiary(ies) within five years after the date of the Annuitant's death. (You may name primary and contingent beneficiaries.) If You have named two or more primary Beneficiaries, they will share equally in the Death Benefit unless You have specified otherwise. If there are no living primary Beneficiaries at the time of the Annuitant's death, payments will be made to those contingent Beneficiaries who are living when payment of the Death Benefit is due. If all the Beneficiaries have predeceased the Annuitant, We will pay the Death Benefit to You, if living, or the Annuitant's estate. In lieu of a lump sum payment, the Beneficiary may elect, within 60 days of the date We receive due proof of the Annuitant's death, to apply the Death Benefit to a payout plan. (See "Payout Plan Provisions.")

If You are also the Annuitant and You die, the provisions described immediately above apply, except that the Beneficiary may only apply the Death Benefit payment to a payout plan if:

     (1) payments under the option begin within one (1) year of the Annuitant's death; and

     (2) payments under the option are payable over the Beneficiary's life or over a period not greater than the Beneficiary's life expectancy.

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

If the Annuitant dies before the Annuity Commencement Date, the Beneficiary will receive a Death Benefit. The Death Benefit will be equal to the greater of:

     (1) the sum of all Premium Payments made under the Contract, less partial withdrawals as of the date We receive due proof of the deceased's death and payment instructions; or

     (2) the Contract Value as of the date We receive due proof of the deceased's death and payment instructions;

less any applicable premium taxes not previously deducted.

LOANS

If the Contract is a Qualified Contract, any outstanding loan amount on the date the Death Benefit is paid will also be deducted from the Death Benefit.

PROOF OF DEATH

Proof of death satisfactory to the Company consists of the death record or a certified copy of a court decree reciting a finding of death or any other proof satisfactory to the Company.


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REQUIRED DISTRIBUTIONS

An Owner or Beneficiary who is required to begin to receive payments in the form of a life annuity or annuity for a period certain not exceeding the recipient's life expectancy may choose a payout plan.

BENEFICIARIES

You may designate the Beneficiaries as primary or contingent to indicate the order in which they take. If You name two or more Beneficiaries of the same class they will share equally unless You state how they are to share. If You identify a relative as a Beneficiary, We will interpret that to mean a relative of the Annuitant unless You state the relationship is to another person.

Any Beneficiary who dies within 10 days of the Annuitant's or Owner's death will not be entitled to any benefits unless that Beneficiary is living when We receive due proof of the Annuitant's or Owner's death.

DEATH OF PAYEE AFTER THE ANNUITY COMMENCEMENT DATE


If the Payee dies after the Annuity Commencement Date, any Joint Payee becomes the sole Payee. If there is no Joint Payee, the Successor Payee becomes the sole Payee. If there is no Successor Payee, the remaining benefits are paid to the estate of the last surviving Payee. The death of the Payee after the Annuity Commencement Date will have the effect stated in the payout plan pursuant to which annuity payments are being made. If any Owner dies on or after the Annuity Commencement Date, any payments that remain must be made at least as rapidly as under the payout plan in effect on the date of Your death."


PAGE 13, PAYOUT PLAN PROVISIONS:
The last sentence of the first paragraph of the "Annuity Commencement Date" provision, "Annuity payments must commence no later than the annuitant's 85th birthday", is deleted in its entirety.

PAGE 14, SECTION 11 - MATURITY BENEFIT:
The "Maturity Benefit" Section is deleted in its entirety and replaced with the following.

"MATURITY BENEFIT

If the Contract is in the accumulation phase on the Maturity Benefit Date, IL Annuity will calculate the Maturity Benefit for each Eligible Variable Account in which the Owner has value. The Maturity Benefit will be credited to the Contract Value of an Eligible Variable Account only if the value of the Eligible Variable Account on the Maturity Benefit Date is less than: (a) the sum of the Eligible Premium Payments for such Eligible Variable Account, MINUS
(b) a percentage of all prior withdrawals and transfers from the Eligible Variable Account.


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Eligible Premium Payments are those Premium Payments that initially were allocated to a particular Eligible Variable Account at the time of payment, provided the payment was made at least ten (10) years prior to the Maturity Benefit Date.

The Maturity Benefit to be credited to each Eligible Variable Account on the Maturity Benefit Date is equal to: (a) the sum of the Eligible Premium Payments for that particular Eligible Variable Account; MINUS (b) a percentage of all prior withdrawals and transfers from that Eligible Variable Account; MINUS (c) the value of that Eligible Variable Account on the Maturity Benefit Date.

The Maturity Benefit Date is the later of the Annuitant's age 70 and 10 years after the Date of Issue. If the Contract is owned by Joint Owners who are spouses at the time one Joint Owner dies, the Maturity Benefit Date will become the date the surviving spouse attains age 70. If the Contract is owned by Joint Owners who are not spouses and one of the Joint Owners dies before the Maturity Benefit Date, the Maturity Benefit is not available to the sole surviving Owner. Eligible Variable Accounts are those Variable Accounts shown on the specifications page of the Contract which invest in Funds which, in turn, invest primarily in stocks, equity securities, bonds or money market instruments. Currently, all Variable Accounts, except the Van Eck Worldwide Hard Assets Fund, are Eligible Variable Accounts.

The Maturity Benefit will not be credited to Contract Value if the Owner chooses an Annuity Commencement Date that is earlier than the Maturity Benefit Date.

A TRANSFER OR A PARTIAL WITHDRAWAL OF PREMIUM PAYMENTS OUT OF AN ELIGIBLE VARIABLE ACCOUNT WILL REDUCE THE AMOUNT OF ELIGIBLE PREMIUM PAYMENTS HELD IN THE ELIGIBLE VARIABLE ACCOUNT IN THE SAME PROPORTION AS THE TRANSFER OR WITHDRAWAL REDUCED THE VALUE OF THE ELIGIBLE VARIABLE ACCOUNT.

For purposes of calculating the value of an Eligible Variable Account, the Company deems all transfers and withdrawals to be first a withdrawal of Premium Payments, then of earnings. Transfers out of an Eligible Variable Account include transfers resulting from Dollar Cost Averaging or Automatic Account Balancing; withdrawals out of an Eligible Variable Account include withdrawals resulting from the Systematic Withdrawal Program. "

PAGE 15, SECTION 12 - GENERAL PROVISIONS, CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT PROVISION:
The third paragraph of the provision is deleted in its entirety and is replaced with the following.
"The Company will continue to pay a Maturity Benefit on Premium Payments allocated to an Eligible Variable Account if:

     (a) the Portfolio underlying an Eligible Variable Account changes its investment objective,
     (b) the Company determines that an investment in the Portfolio underlying an Eligible Variable Account is no longer appropriate in light of the purposes of the


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          Separate Account; or
     (c) shares of a Portfolio underlying an Eligible Variable Account are no longer available for investment by the Separate Account and IL Annuity is forced to redeem all shares of the Portfolio held by the Eligible Variable Account."

PAGE 16, VOTING PRIVILEGES PROVISION:
The second paragraph of the provision is deleted in its entirety.


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Added to this policy as of May 29, 1997, at the Home Office in Indianapolis,
Indiana.


                                       IL ANNUITY AND INSURANCE COMPANY


                                          /S/ MARGARET M. MCKINNEY
                                       --------------------------------
                                                  SECRETARY


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